[EXECUTION COPY]

Exhibit 10.1

This AMENDMENT, dated as of June 21, 2005 (this “Fifteenth Amendment”), is among FIBERNET TELECOM GROUP, INC., a Delaware corporation (the “Parent”), FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), DEVNET L.L.C., a Delaware limited liability company (together with FiberNet, the “Borrowers”), the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and relates to (1) the Amended and Restated Credit Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders, the Administrative Agent, TD Securities. (USA) Inc., as syndication agent for the Lenders, and Wachovia Investors, Inc., as documentation agent for the Lenders, and (2) the Amended and Restated Parent Guaranty Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Parent Guaranty Agreement”), by the Parent in favor of the Administrative Agent for the benefit of each of the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, Parent and the Borrowers have requested an extension of the date by which Parent must have consummated the Equity Issuance from June 23, 2005 to July 15, 2005.

WHEREAS, such extension is subject to the prior approval of the Majority Lenders, and the Lenders are willing to approve such extension on the terms and subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.01 Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 shall be amended by adding the following new defined term in the appropriate alphabetical order:

“Fifteenth Amendment” means the Amendment, dated as of June 21, 2005, 2005, among the Parent, the Borrowers, the Lenders and the Administrative Agent, which amends the Credit Agreement and the Parent Guaranty Agreement.

(b) Section 7.20 of the Credit Agreement is amended by (i) deleting the words “Chief Executive Officer” in the second and third lines thereof and replacing them in each case with the words” Chair of the Board” and (ii) deleting the words “executive management” in the fourth line thereof.

Section 1.02 Amendments to the Parent Guaranty Agreement. Section 4.4 of the Parent Guaranty Agreement is hereby amended by deleting “June 23, 2005” in the first line thereof and inserting “July 15, 2005” in its place.

ARTICLE III.

MISCELLANEOUS

Section 4.01 Execution of this Fifteenth Amendment.

This Fifteenth Amendment is executed and shall be construed as an amendment to the Credit Agreement and the Parent Guaranty Agreement, and, as provided in the Credit Agreement and the Parent Guaranty Agreement, this Fifteenth Amendment forms a part thereof. This Fifteenth Amendment shall become effective only upon the payment of any fees or expenses then due and payable to the Administrative Agent.

Section 4.02 Representations and Warranties.

(a) The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Borrowers’ execution, delivery and performance of this Fifteenth Amendment have been obtained or made, (b) this Fifteenth Amendment has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, (c) the representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement are true and correct in all material respects as of the date hereof and (d) no Event of Default or Potential Event of Default has occurred and is continuing as of the date hereof.

(b) The Parent hereby represents and warrants to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Parent’s execution, delivery and performance of this Fifteenth Amendment have been obtained or made, (b) this Fifteenth Amendment has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against such Parent in accordance with its terms and (c) the representations and warranties of the Parent set forth in Article III of the Parent Guaranty Agreement are true and correct in all material respects as of the date hereof.

Section 4.03 Waiver.

This Fifteenth Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents and, except as specifically modified pursuant to the terms of this Fifteenth Amendment, the terms and conditions of the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of Administrative Agent and the Lenders under the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents. The execution and delivery by the Lenders of this Fifteenth Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Potential Event of Default or Event of Default now existing or hereafter arising.

Section 4.04 Counterparts, Integration; Effectiveness.

This Fifteenth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Fifteenth Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In addition to the requirements set forth above in Section 4.01, this Fifteenth Amendment shall become effective when it shall have been executed by each of the Parent, each of the Borrowers and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.16 of the Credit Agreement, their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Fifteenth Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Fifteenth Amendment.

Section 4.05 Severability.

Any provision of this Fifteenth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.06 Governing Law.

This Fifteenth Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law provisions thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Section 4.07 Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Fifteenth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Fifteenth Amendment.

Section 4.08 Acknowledgment of Parent and Borrowers.

Each of Parent and the Borrowers acknowledges and agrees that: (i) notwithstanding the express provisions of the Credit Agreement that require consummation of the Equity Issuance by the issuance of equity pursuant to a securities purchase agreement in form and substance satisfactory to the Administrative Agent and the Lenders, Parent and Borrowers have requested that the Administrative Agent and the Lenders consider accepting subordinated convertible debt in lieu of such equity, (ii) the Administrative Agent and the Lenders have no duty or obligation to accept such subordinated debt in lieu of such equity, and (iii) any decision by the Administrative Agent and the Lenders to accept such subordinated convertible debt in lieu of such equity with respect to the Equity Issuance shall be at the sole and absolute discretion of the Administrative Agent and the Lenders. Without limiting such discretion, each of Parent and the Borrowers further acknowledges and agrees that no such subordinated debt shall be acceptable to the Administrative Agent and the Lenders unless, among other things: (a) the Net Proceeds arising from such subordinated debt and the amount thereof that is applied to prepay the Loans and permanently reduce the Commitments in accordance with Section 2.5C of the Credit Agreement are acceptable to the Administrative Agent and the Lenders in their sole and absolute discretion; and (b) the documents evidencing such subordinated debt contain subordination provisions that include, among other things—(w) absolute prohibitions on (I) the payment of any such subordinated debt (whether principal, interest, fees or other amount) until the Obligations (or any refinancing of the Credit Agreement) have been indefeasibly paid in full in cash and (II) any Lien or other collateral securing such subordinated debt, (x) the agreement by the holders of such subordinated debt not to challenge the validity or enforceability of any Obligation or the Lien of the Administrative Agent in any Collateral, (y) waivers by the holders of such subordinated debt of rights that would arise in any bankruptcy, insolvency or similar proceeding involving Parent or any Borrower, and (z) such other terms and conditions as the Administrative Agent and the Lenders may, in their sold and absolute discretion require.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[EXECUTION COPY]

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA INVESTMENT HOLDINGS, LLC., as a Lender

By:
Name:
Title:

IBM CREDIT LLC, as a Lender

By:
Name:
Title: